Exhibit 1.2

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

February 3, 2009

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	William Gifford
Vice President and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-155009) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

7.75% Notes due 2014 (the “2014 Notes”).

9.25% Notes due 2019 (the “2019 Notes”).

10.20% Notes due 2039 (the “2039 Notes” and collectively with the 2014 Notes and the 2019 Notes, the “Notes”).

Principal Amount:

In the case of the 2014 Notes, $525,000,000.

In the case of the 2019 Notes, $2,200,000,000.

In the case of the 2039 Notes, $1,500,000,000.

Interest Rate:

In the case of the 2014 Notes, 7.75% per annum from February 6, 2009, payable semiannually in arrears on February 6 and August 6, commencing August 6, 2009, to holders of record on the preceding January 22 or July 22, as the case may be.

In the case of the 2019 Notes, 9.25% per annum from February 6, 2009, payable semiannually in arrears on February 6 and August 6, commencing August 6, 2009, to holders of record on the preceding January 22 or July 22, as the case may be.

In the case of the 2039 Notes, 10.20% per annum from February 6, 2009, payable semiannually in arrears on February 6 and August 6, commencing August 6, 2009, to holders of record on the preceding January 22 or July 22, as the case may be.

Maturity:

In the case of the 2014 Notes, February 6, 2014.

In the case of the 2019 Notes, August 6, 2019.

In the case of the 2039 Notes, February 6, 2039.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants Clearstream or Euroclear, or their respective designated custodian, in denominations of $2,000 and $1,000 integral multiples thereof.

Interest Rate Adjustment:

The interest rate payable on each series of the Notes will be subject to adjustment from time to time if the rating assigned to the Notes of such series by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services is downgraded (or subsequently upgraded) as and to the extent set forth under the caption “Description of Notes—Interest Rate Adjustment” in the prospectus supplement.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to each series of the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor, and (ii) the Guarantor’s guarantee with respect to a series of the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2014 Notes, 99.237% of the principal amount of the 2014 Notes, plus accrued interest, if any, from February 6, 2009.

In the case of the 2019 Notes, 99.231% of the principal amount of the 2019 Notes, plus accrued interest, if any, from February 6, 2009.

In the case of the 2039 Notes, 99.088% of the principal amount of the 2039 Notes, plus accrued interest, if any, from February 6, 2009.

Expected Reoffering Price:

In the case of the 2014 Notes, 99.837% of the principal amount of the 2014 Notes, plus accrued interest, if any, from February 6, 2009.

In the case of the 2019 Notes, 99.881% of the principal amount of the 2019 Notes, plus accrued interest, if any, from February 6, 2009.

In the case of the 2039 Notes, 99.963% of the principal amount of the 2039 Notes, plus accrued interest, if any, from February 6, 2009.

Names and Addresses of Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

HSBC Securities (USA) Inc.

HSBC Tower 3

452 5th Avenue

New York, New York 10018

J.P. Morgan Securities Inc.

270 Park Avenue, 9th Floor

New York, New York 10017

Santander Investment Securities Inc.

45 E. 53rd Street, 14th Floor

New York, New York 10022

Scotia Capital (USA) Inc.

One Liberty Plaza

165 Broadway, 25th Floor

New York, New York 10006

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 8:38 P.M. New York City time, on the date of this Terms Agreement.

2. For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting” in the prospectus supplement.

3. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth and sixth paragraphs under the caption “Underwriting” in the prospectus supplement.

4. Section 5 of the Underwriting Agreement is hereby amended by adding the following additional conditions precedent:

“(l) On or prior to the date of the Terms Agreement, the Representatives, and counsel for the Underwriters, shall have received a letter from Ernst & Young LLP, UST Inc.’s independent accountants, in form and substance satisfactory to the Representatives, dated the date of the Applicable Time, confirming that as of the date of their report and during the period covered by such financial statements on which they reported, they were an independent registered public accounting firm with respect to UST Inc. within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and, stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm or firms with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(m) The Representatives shall have received a letter in form and substance satisfactory to the Representatives, dated the Closing Date, of Ernst & Young LLP, UST Inc.’s independent accountants, which confirms the conclusion and findings set forth in the letter or letters of such firm delivered pursuant to the requirements of subsection (l) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.”

The Closing will take place at 9:00 A.M., New York City time, on February 6, 2009, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Securities will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Director

By:	/s/ Rob Chesley
Name:	Rob Chesley
Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By:	/s/ Maureen K. Sweeny
Name:	Maureen K. Sweeny
Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Luis Araneda
Name:	Luis Araneda
Title:	Managing Director

By:	/s/ Javier Warra
Name:	Javier Warra
Title:	Senior Vice President

SCOTIA CAPITAL (USA) INC.

By:	/s/ Keith Rodrigues
Name:	Keith Rodrigues
Title:	Managing Director, President and
Chief Operating Officer

Acting as Representatives of the several Underwriters

Accepted:

ALTRIA GROUP, INC.

By:	/s/ William F. Gifford, Jr.
Name:	William F. Gifford, Jr.
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Treasurer

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 7.75% Notes due 2014	Principal Amount of 9.25% Notes due 2019	Principal Amount of 10.20% Notes due 2039
Barclays Capital Inc.	$56,438,000	$236,500,000	$161,250,000
Citigroup Global Markets Inc.	56,438,000	236,500,000	161,250,000
Deutsche Bank Securities Inc.	56,438,000	236,500,000	161,250,000
Goldman, Sachs & Co.	56,437,000	236,500,000	161,250,000
HSBC Securities (USA) Inc.	56,437,000	236,500,000	161,250,000
J.P. Morgan Securities Inc.	56,437,000	236,500,000	161,250,000
Santander Investment Securities Inc.	56,437,000	236,500,000	161,250,000
Scotia Capital (USA) Inc.	56,437,000	236,500,000	161,250,000
Credit Suisse Securities (USA) LLC	23,625,000	99,000,000	67,500,000
U.S. Bancorp Investments, Inc.	23,625,000	99,000,000	67,500,000
Wachovia Capital Markets, LLC	23,625,000	99,000,000	67,500,000
Loop Capital Markets, LLC	1,313,000	5,500,000	3,750,000
The Williams Capital Group, L.P.	1,313,000	5,500,000	3,750,000

Total	$525,000,000	$2,200,000,000	$1,500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-155009

February 3, 2009

FINAL TERM SHEET

Dated February 3, 2009

7.75% Notes due February 6, 2014

9.25% Notes due August 6, 2019

10.20% Notes due February 6, 2039

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Offering Format:	SEC Registered

Security:	7.75% Notes due February 6, 2014 (the “2014 Notes”) 9.25% Notes due August 6, 2019 (the “2019 Notes”) 10.20% Notes due February 6, 2039 (the “2039 Notes”)

Aggregate Principal Amount:	2014 Notes: $525,000,000 2019 Notes: $2,200,000,000 2039 Notes: $1,500,000,000

Maturity Date:	2014 Notes: February 6, 2014 2019 Notes: August 6, 2019 2039 Notes: February 6, 2039

Coupon:	2014 Notes: 7.75% 2019 Notes: 9.25% 2039 Notes: 10.20%

Interest Payment Dates:	Semi-annually on each February 6th and August 6th, commencing August 6, 2009

Price to Public:	2014 Notes: 99.837% of principal amount 2019 Notes: 99.881% of principal amount 2039 Notes: 99.963% of principal amount

Net Proceeds (Before Expenses):	2014 Notes: $520,994,250 2019 Notes: $2,183,082,000 2039 Notes: $1,486,320,000

Underwriting Discount:	Per 2014 Note: 0.600% Per 2019 Note: 0.650% Per 2039 Note: 0.875%

Benchmark Treasury:	2014 Notes: 1.750% due 01/31/2014 2019 Notes: 3.750% due 11/15/2018 2039 Notes: 4.375% due 02/15/2038

Benchmark Treasury Yield:	2014 Notes: 1.915% 2019 Notes: 2.893% 2039 Notes: 3.704%

Spread to Benchmark Treasury:	2014 Notes: +587.5bp 2019 Notes: +637.5bp 2039 Notes: +650.0bp

Yield:	2014 Notes: 7.790% 2019 Notes: 9.268% 2039 Notes: 10.204%

Settlement Date (T+3):	February 6, 2009

CUSIP / ISIN:	2014 Notes: 02209SAG8 / US02209SAG84 2019 Notes: 02209S AJ2 / US02209SAJ24 2039 Notes: 02209S AH6 / US02209SAH67

Anticipated Ratings:	Baa1 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services BBB+ by Fitch Ratings

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

Senior Co-Managers:	Credit Suisse Securities (USA) LLC U.S. Bancorp Investments, Inc. Wachovia Capital Markets, LLC

Co-Managers:	Loop Capital Markets, LLC The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2275 (ext. 2663), Citigroup Global Markets Inc. toll free at 1-877-858-5407, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman, Sachs & Co. toll free at 1-866-471-2526, HSBC Securities (USA) Inc. toll free at 1-866-811-8049, J.P. Morgan Securities Inc. collect at 1-212-834-4533, Santander Investment Securities Inc. collect at 212-350-3500 and Scotia Capital (USA) Inc. toll free at 1-800-372-3930.